 Exhibit 19.18

CONSENT OF EXPERT

I, Yungang Wu, in connection with the filing of TRX Gold Corporation (the “Company’s”) Annual Report on Form 40-F for the fiscal year ended August 31, 2025, consent to:

•	the use of the technical report titled Preliminary Economic Assessment and Updated Mineral Resource Estimate of the Buckreef Gold Mine Project, Tanzania”, dated May 23, 2025, by the public filing and/or incorporation by reference in the Company’s Annual Report on Form 40-F;

•	the incorporation by reference to the Company’s registration statements on Form F-10 (File No. 333-283907), Form F-3 (File Nos. 333-252876 and 333-255526) and Form S-8 (File No. 333-234078 and File No. 333-291126) filed with the U.S. Securities and Exchange Commission (collectively, “Registration Statements”) of the Technical Report; and

•	the use of and references to my name, including my status as an expert in connection with the Registration Statements and any such Technical Report.

P&E Mining Consultants Inc.

/s/ Yungang Wu, P. Geo.

Yungang Wu, P. Geo.

Dated: November 28, 2025